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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
The Profit Recovery Group International, Inc.:

     We consent to incorporation by reference in the registration statement (No. 333-8707) on Form S-8 of The Profit Recovery Group International, Inc. of our report dated January 24, 1997, except for the final paragraph of Note 8, as to which the date is February 11, 1997, relating to the Consolidated Balance Sheets of The Profit Recovery Group International, Inc. and subsidiaries as of December 31, 1996 and 1995, and the related Consolidated Statements of Earnings, Shareholders' Equity (Deficit), and Cash Flows for each of the years in the three-year period ended December 31, 1996, and which report appears in the December 31, 1996, annual report on Form 10-K of The Profit Recovery Group International, Inc.

                                          KPMG PEAT MARWICK LLP

Atlanta, Georgia
March 24, 1997